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                                                                   EXHIBIT 10.88

CHANGE OF CONTROL ARRANGEMENT WITH TEJINDER GREWAL

Brocade Communications Systems, Inc. (the "Company") has entered into an agreement with Mr. Tejinder Grewal which covers an option to purchase 350,000 shares and provides the following:

In the event that (i) a Change of Control (as defined below) occurs and you are subject to a Constructive Termination (as defined below) within one year after the Change in Control; or (ii) your employment is terminated for any reason other than for Cause as (defined below), you shall receive 50% vesting acceleration of your remaining unvested initial option grant, 6 months continued base salary and 6 months (or less, if you and your covered dependents become covered by the plans of another employer) of company-subsidized COBRA such that you pay no more premiums than a similarly situated active employee, in exchange for a signed Separation Release and Agreement.

For purposes of this provision:

"Change of Control" shall mean the closing of (i) a consolidation or merger of the Company with or into any other corporation or corporations in which the holders of the Company's outstanding shares immediately before such consolidation or merger, retain stock representing a majority of the voting power of the surviving corporation of such consolidation or merger, or (ii) a sale of all or substantially all of the assets of the Company.

"Constructive Termination" is defined as (i) a material reduction of your duties, authority or responsibilities, (ii) any reduction in your title, (iii) a reduction in your salary or bonus, as in effect immediately before the Change of Control, or (iv) the relocation is more than 50 miles.

"Cause" shall mean (i) unauthorized use or disclosure of the confidential information or trade secrets of the Company which is materially injurious to the Company; (ii) any breach of this letter agreement, the Employment, Confidential Information, Invention Assignment and Arbitration Agreement between you and the Company, or any other agreement between you and the Company, if the breach is materially injurious to the Company, (iii) conviction of, or a plea of "guilty" or "no contest" to a felony under the laws of the United States or any state,
(iv) willful misconduct which is materially injurious to the Company; or (v) gross negligence in the performance of duties assigned to you.